Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, the undersigned, as a person who is required to file with the Securities Exchange Commission (“SEC”) public reports disclosing their holdings of, and transactions in, the equity securities of CNS Pharmaceuticals, Inc. (the “Company”) under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”), hereby constitutes and appoints Christopher Downs as the undersigned’s true and lawful attorney-in-fact to:

1.	Complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his discretion determine to be required or advisable pursuant to Section 16 of the 1934 Act, as a consequence of the undersigned’s ownership, acquisition or disposition of any equity securities of the Company; and

2.	Do all acts necessary in order to file such forms with the SEC, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

Said attorney-in-fact shall have the authority to act individually in accordance with this Power of Attorney. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the 1934 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorney-in-fact. This Power of Attorney shall automatically terminate upon the death or incapacity of the undersigned, or upon the death, resignation from the Company, or incapacity of the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of January, 2026.

Signature: /s/ Rami Levin